SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to Form 8-A
on Form 8-A/A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Alnylam Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	77-0602661

(State of incorporation or organization)	(Employer Identification No.)

300 Third Street, Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-113162

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of Class)

EXPLANATORY NOTE

     The undersigned registrant is filing this Amendment No. 1 to Form 8-A on Form 8-A/A to amend information set forth in the Registrant’s Registration Statement on Form 8-A dated May 5, 2004 (the “Form 8-A”).

Information Required in Registration Statement

     Item 1 of the Form 8-A is hereby amended and restated to read as follows:

Item 1:    Description of Registrant’s Securities to be Registered.

     The description under the heading “Description of Capital Stock” relating to the Registrant’s Common Stock, $0.01 par value per share, in the Prospectus included in the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (File No. 333-113162) is incorporated herein by reference.

     Item 2 of the Form 8-A is hereby amended and restated to read as follows:

Item 2:    Exhibits.

The following exhibits are filed herewith (or incorporated by reference as indicated below):

1.	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1.

2.	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Alnylam Pharmaceuticals, Inc.

Date: June 3, 2004	By:	/s/ John M. Maraganore

John M. Maraganore, Ph.D. President and Chief Executive Officer